Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that (i) this statement on Schedule 13G has been adopted and filed on behalf of each of them and (ii) all future amendments to such statement on Schedule 13G will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13G as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: February 10, 2025

Qiming Corporate GP V, Ltd.

By:	/s/ Holan Lam
	Name:	Holan Lam
	Title:	Authorized Signatory

Qiming Managing Directors Fund V, L.P.
By: Qiming Corporate GP V, Ltd.,
its General Partner

By:	/s/ Holan Lam
	Name:	Holan Lam
	Title:	Authorized Signatory

Qiming GP V, L.P.
By: Qiming Corporate GP V, Ltd.,
its General Partner

By:	/s/ Holan Lam
	Name:	Holan Lam
	Title:	Authorized Signatory

Qiming Venture Partners V, L.P.
By: Qiming GP V, L.P.,
it’s General Partner
By: Qiming Corporate GP V, Ltd.,
General Partner of Qiming GP VI, L.P.

By:	/s/ Holan Lam
	Name:	Holan Lam
	Title:	Authorized Signatory

Qiming GP VII, LLC

By:	/s/ Holan Lam
	Name:	Holan Lam
	Title:	Authorized Signatory

Qiming Venture Partners VII, L.P.
By: Qiming GP VII, LLC
its General Partner

By:	/s/ Holan Lam
	Name:	Holan Lam
	Title:	Authorized Signatory

Qiming VII Strategic Investors Fund, L.P.
By: Qiming GP VII, LLC
its General Partner

By:	/s/ Holan Lam
	Name:	Holan Lam
	Title:	Authorized Signatory